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                                  EXHIBIT 23.1

         Consent of PricewaterhouseCoopers LLP, Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement of Triangle Pharmaceuticals, Inc. on Form S-8 of our report dated February 5, 1999, which appears on page 43 of the Annual Report on Form 10-K of Triangle Pharmaceuticals, Inc. for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Raleigh, North Carolina
January 14, 2000